SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  June 5, 2002
                Date of Report (Date of earliest event reported)


                         Stratford American Corporation
               (Exact Name of Registrant as Specified in Charter)


          Arizona                       000-17078                86-0608035
(State or Other Jurisdiction           (Commission            (I.R.S. Employer
     of Incorporation)                 File Number)          Identification No.)


         2400 E. Arizona Biltmore Circle
              Building 2, Suite 1270
                 Phoenix, Arizona                                  85064
     (Address of Principal Executives Offices)                   (Zip Code)


       Registrant's telephone number, including area code: (602) 956-7809


   Former Name or Former Address, if Changed Since Last Report: Not Applicable

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On June 5, 2002, Stratford American Energy Corporation, a wholly owned subsidiary of Stratford American Corporation (the "Company") purchased working interests in 23 oil and gas properties located in Oklahoma and Texas and interests in certain related assets (collectively, the "assets"). The assets were purchased from Crown Energy Drilling and Production Fund 2001-1 Limited Partnership ("Crown") in exchange for $738,000, which included commissions, legal costs of the sale, and reimbursement for drilling costs of a development well related to the working interests acquired. The acquisition of the assets was effective as of April 1, 2002. The Company had no prior relationship with Crown prior to the purchase. The law firm of Sneed Land, P.C. represented the Company in the due diligence performed on the properties. The purchase price was determined based upon negotiations between Crown and the Company. Proceeds for the purchase came from Company cash on hand. No financing was required to make the acquisition.

ITEM 7. EXHIBITS.

     2.1 - Purchase and Sale Agreement dated June 5, 2002 by and between Crown Energy Drilling and Production Fund 2001-Limited Partnership and Stratford American Energy Corporation.

     99.1 - Press Release dated June 7, 2002

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 18, 2002.

                                        STRATFORD AMERICAN CORPORATION


                                        By: /s/ Daniel E. Matthews
                                            ------------------------------------
                                            Daniel E. Matthews, Controller,
                                            Secretary and Treasurer

                                  EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------

   2.1         Purchase  and Sale  Agreement  dated June 5, 2002 by and  between
               Crown  Energy   Drilling  and  Production   Fund  2001-1  Limited
               Partnership and Stratford American Energy Corporation

  99.1         Press Release dated June 7, 2002